Exhibit 99.1

ADM Announces Closure of Government Investigations Related to ADM’s Prior Reporting Regarding Intersegment Sales

Enters Settlement with the SEC without Admitting or Denying Any Wrongdoing

DOJ Closes Investigation of ADM with No Further Action

CHICAGO, January 27, 2026—ADM (NYSE: ADM) (ADM or “the Company”), a global leader in innovative solutions from nature, today announced that the Company has entered into a settlement agreement with the U.S. Securities and Exchange Commission (“SEC”) to resolve its investigation into ADM’s prior reporting regarding intersegment sales without admitting or denying any wrongdoing. Pursuant to the settlement with the SEC, ADM has agreed to a payment of $40 million.

In addition, the Department of Justice (“DOJ”) has closed its investigation of ADM with no further action. These outcomes end the investigations of ADM by the SEC and DOJ.

As the SEC noted in its resolution, after learning of the matter, ADM acted to ensure that outside counsel conducted an internal investigation under the direction and oversight of the Company’s Audit Committee of the Board of Directors, voluntarily reporting the Company’s findings to the SEC’s staff. In March 2024, ADM corrected certain prior period errors, and in November 2024, the Company restated its previously issued 2023 Form 10-K and Forms 10-Q for the first and second quarters of 2024, in each instance to address errors in its historical segment reporting.

The transactions addressed in the SEC resolution affected segment-level reporting and had no impact on the Company’s reported consolidated balance sheet, earnings or cash flows for the periods presented in the restated filings.

In addition, as previously reported, ADM has implemented significant changes to its financial leadership team and financial controls.

Juan Luciano, Chair of the Board, President and CEO, said, “We are pleased to put these matters behind the Company. These past couple of years have underscored what’s core to ADM – incorporating learnings to further strengthen our business. This is reflected in the extensive actions we have taken to enhance our internal controls and ensure accuracy of our financial reporting. Looking ahead, we remain committed to operating with transparency and integrity and upholding the trust of our stakeholders every day.”

About ADM

ADM unlocks the power of nature to enrich the quality of life. We’re an essential global agricultural supply chain manager and processor, providing food security by connecting local needs with global capabilities. We’re a premier human and animal nutrition provider, offering one of the industry’s broadest portfolios of ingredients and solutions from nature. We’re a trailblazer in health and well-being, with an industry-leading range of products for consumers looking for new ways to live healthier lives. We’re a cutting-edge innovator, guiding the way to a future of new bio-based consumer and industrial solutions. And we’re leading in business-driven sustainability that support a strong agricultural sector, resilient supply chains, and a vast and growing bioeconomy. Around the globe, our innovation and expertise are meeting critical needs from harvest to home. Learn more at www.adm.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact included in this release, are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “on track,” “outlook,” “will,” “should,” “can have,” “likely,” “forecasted,” “goals,” “guidance,” “assumes,” “objectives,” and other words and terms of similar meaning. All forward-looking statements are subject to significant risks, uncertainties and changes in circumstances that could cause actual results and outcomes to differ materially from the forward-looking statements, including, without limitation: (1) operational risks related to equipment failure, natural disasters, epidemics, pandemics, severe weather conditions, accidents, explosions, fires, cybersecurity incidents or other unexpected outages; (2) risks related to the availability and prices of agricultural commodities, agricultural commodity products, other raw materials and energy, including impacts from factors outside the Company’s control such as changes in market conditions, weather conditions, crop disease, plantings, climate change, competition and changes in global demand; (3) risks related to compliance with, and changes in, government programs, policies, laws, and regulations, including trade policies, tariffs, sustainability regulatory compliance and reporting requirements, environmental regulations, tax laws and regulations, financial market regulations and biofuels policies and rules; (4) risks related to international conflicts, acts of terrorism or war, sanctions, maritime piracy and other geopolitical events or economic disruptions; (5) the outcome of pending, threatened and future legal proceedings, investigations and other contingencies; (6) risks and uncertainties relating to acquisitions, equity investments, joint ventures, integrations, divestitures, and other transactions; and (7) other risks, assumptions and uncertainties that are described in Item 1A, “Risk Factors” included in the Company’s Annual Report on Form 10-K, as may be updated in subsequent Quarterly Reports on Form 10-Q. For these statements, the Company claims the protection of the safe harbor for forward-looking statements in the Private Securities Litigation Reform Act. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, ADM does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this announcement, whether as a result of new information, future events, changes in assumptions or otherwise.

ADM Investor Relations

Kate Walsh

Kathryn.Walsh@adm.com

ADM Media Relations

Jackie Anderson

312-634-8484